From: OTC Corporate Actions [mailto:otccorpactions@finra.org]
Sent: Friday, September 25, 2009 7:30 AM
To: jason@zyachts.com
Cc: mikki@pacificstocktransfer.com; Beth Looker
Subject: Confirmation of new symbol for Boveran Diagnostics, Inc.

Please be advised that FINRA has received the necessary documentation to process the name change for Boveran Diagnostics, Inc.

This corporate action will take effect at the open of business 9/28/09. The new symbol on this date will be TWWI.

/s/ Kristen Olmstead
FINRA Operations
866.776.0800

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